Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Acer Therapeutics Inc. of our report dated March 22, 2017, except for Note 11, as to which the date is July 19, 2017, relating to the consolidated financial statements of Acer Therapeutics Inc., appearing in the Registration Statement (No. 333-219358) on Form S-4, as amended, and related prospectus of Acer Therapeutics Inc. (formerly known as Opexa Therapeutics, Inc).

/s/ Wolf & Company, P.C. Wolf & Company, P.C. Boston, Massachusetts November 14, 2017